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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 19, 2003
                             _______________________


                            KINDRED HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                    001-14057               61-1323993
  (State or other jurisdiction      (Commission File           (IRS Employer
of incorporation or organization)        Number)            Identification No.)


                             680 South Fourth Street
                              Louisville, Kentucky
                    (Address of principal executive offices)
                                   40202-2412
                                   (Zip Code)

       Registrant's telephone number, including area code: (502) 596-7300

                                 Not Applicable
         (Former name or former address, if changed since last report.)

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Item 5.  Other Events and Regulation FD Disclosure.

         Kindred Healthcare, Inc. ("Company") has announced that it has successfully completed certain amendments to its $120 million revolving credit agreement and its $300 million senior secured note agreement. These amendments became effective for reporting periods after December 31, 2002.

         The amendments provide for changes in the financial covenants in the agreements for 2003 and 2004 related to minimum levels of operating cash flows, as defined in the agreements, and certain financial leverage ratios. The amendments also reduce the levels of minimum net worth for all remaining periods under the agreements. Changes in the Company's financial covenants were necessary based upon the impact of recent substantial increases in professional liability costs in the Company's nursing center business and the effect of certain reductions in Medicare reimbursement to nursing centers that became effective on October 1, 2002.

         The previous amendments executed in 2002 that allowed the Company to repurchase its common stock, pay limited dividends and increase annual routine capital expenditures were rescinded as part of the revised agreements. In addition, the amount of allowable acquisitions and investments in healthcare facilities was reduced to $50 million from $130 million. As of December 31, 2002, the Company had expended approximately $30 million in allowable acquisitions and investments in healthcare facilities. Other material terms of the agreements, including maturities, repayment terms and interest rates, were not changed.

         The Company was in compliance with the terms of its revolving credit agreement and senior secured notes at December 31, 2002. Outstanding borrowings under the senior secured notes agreement approximated $161 million at December 31, 2002. There were no outstanding borrowings under the revolving credit agreement at December 31, 2002.

Item 7.  Financial Statements and Exhibits.

         (a)   Financial statements of businesses acquired.

               Not applicable.

         (b)   Pro forma financial information.

               Not applicable.

         (c)   Exhibits.

               Exhibit 99.1 - Amendment No. 4, dated as of March 19, 2003, under the $120,000,000 Credit Agreement dated as of April 20, 2001, among Kindred Healthcare Operating, Inc., the Company, the Lenders, Swingline Bank and LC Issuing Banks party thereto, JPMorgan Chase Bank (formerly The Chase

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               Manhattan Bank, successor-by-merger to Morgan Guaranty Trust
               Company of New York), as Administrative and Collateral Agent, and General Electric Capital Corporation, as Documentation Agent and Collateral Monitoring Agent.

               Exhibit 99.2 - Amendment No. 4, dated as of March 19, 2003, under the $300,000,000 Credit Agreement dated as of April 20, 2001 among Kindred Healthcare Operating, Inc., the Company, the Lenders party thereto and JPMorgan Chase Bank (formerly The Chase Manhattan Bank, successor-by-merger to Morgan Guaranty Trust Company of New York), as Administrative Agent and Collateral Agent.

               Exhibit 99.3 - Press Release dated March 19, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                 KINDRED HEALTHCARE, INC.


Date:  March 20, 2003            By:  /s/ Richard A. Lechleiter
                                     --------------------------
                                          Richard A. Lechleiter
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer